Exhibit 99.1

World Fuel Services Corporation Reports Strong Fourth Quarter and Record Full Year Earnings

Full-Year Net Income Increases 25% Year-over-Year

MIAMI--(BUSINESS WIRE)--February 24, 2011--World Fuel Services Corporation (NYSE:INT), a leading global fuel logistics company, today reported fourth quarter net income of $39.4 million or $0.56 diluted earnings per share compared to $34.5 million or $0.57 diluted earnings per share in the fourth quarter of 2009. Non-GAAP net income and diluted earnings per share for the fourth quarter, which exclude share-based compensation and amortization of acquired intangible assets, were $44.1 million and $0.63, respectively, compared to $37.5 million or $0.61 in the fourth quarter of 2009. The impact of the additional outstanding shares associated with the company’s recent equity offering on GAAP and non-GAAP diluted earnings per share was approximately $0.08 in the fourth quarter of 2010.

The company’s aviation segment generated gross profit of $58.0 million in the fourth quarter of 2010, an increase of $2.2 million or 4% sequentially and $9.0 million or 18% year-over-year. The marine segment generated gross profit of $41.6 million, an increase of approximately $0.3 million or 1% both sequentially and year-over-year. The company’s land segment posted gross profit of $24.1 million, an increase of $9.0 million or 59% sequentially and $12.4 million or 107% year-over-year.

“Disciplined risk management, strategic focus and strong cross-functional execution drove record results in 2010,” said Paul H. Stebbins, chairman and chief executive officer of World Fuel Services Corporation. “On every level it was a transformational year for World Fuel and, heading into 2011, we look to continue capitalizing on an expanding set of opportunities in the markets we serve.”

“Our team performed extremely well in 2010, integrating new businesses and driving growth,” stated Michael J. Kasbar, president and chief operating officer. “We continued to invest both organically and through strategic investments, further strengthening our platform for growth,” added Kasbar.

For the full year, net income was $146.9 million or $2.31 diluted earnings per share compared to $117.1 million or $1.96 diluted earnings per share in 2009. Non-GAAP net income was $160.7 million or $2.53 non-GAAP diluted earnings per share compared to $127.9 million or $2.13 non-GAAP diluted earnings per share in 2009.

“In addition to posting record earnings in 2010, we completed several strategic acquisitions, enhanced our already strong liquidity position, and again delivered above average returns to our shareholders,” stated Ira M. Birns, executive vice president and chief financial officer.

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation and amortization of acquired intangible assets, primarily because we do not believe they are reflective of the company’s core operating results. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful for investors to evaluate our core operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP diluted earnings per share may not be comparable to the presentation of such metrics by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the creditworthiness of customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, the integration of acquired businesses, uninsured losses, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services on a worldwide basis. World Fuel Services sells fuel and provides services to its clients at more than 6,000 locations in 200 countries, including airports, seaports, tanker truck loading terminals and other customer storage locations. With 47 strategically located global offices, World Fuel Services offers its clients a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Aviation customers include commercial airlines, cargo carriers and private aircraft, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call 305-428-8000 or visit www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Year ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenue	$5,828,777	$3,545,241	$19,131,147	$11,295,177
Cost of revenue	5,705,130	3,443,285	18,689,006	10,919,586

Gross profit	123,647	101,956	442,141	375,591

Operating expenses:
Compensation and employee benefits	45,702	36,177	162,451	137,408
Provision for bad debt	1,100	1,856	4,262	4,552
General and administrative	28,255	20,033	94,562	79,636

Total operating expenses	75,057	58,066	261,275	221,596

Income from operations	48,590	43,890	180,866	153,995
Non-operating expenses, net	(1,286)	(830)	(3,336)	(4,086)

Income before income taxes	47,304	43,060	177,530	149,909
Provision for income taxes	8,066	8,356	31,027	32,346

Net income including noncontrolling interest	39,238	34,704	146,503	117,563
Net (loss) income attributable to noncontrolling interest	(192)	209	(362)	424

Net income attributable to World Fuel	$39,430	$34,495	$146,865	$117,139

Basic earnings per share	$0.57	$0.58	$2.36	$1.99

Basic weighted average common shares	69,192	59,298	62,168	59,003

Diluted earnings per share	$0.56	$0.57	$2.31	$1.96

Diluted weighted average common shares	70,565	60,534	63,441	59,901

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	December 31,	December 31,
	2010	2009

Assets:
Current assets:
Cash and cash equivalents	$272,893	$298,843
Short-term investments	-	8,100
Accounts receivable, net	1,386,700	951,398
Inventories	211,526	126,793
Prepaid expenses and other current assets	196,748	82,813

Total current assets	2,067,867	1,467,947

Property and equipment, net	64,106	38,777

Goodwill, identifiable intangible and non-current other assets	434,477	241,271

Total assets	$2,566,450	$1,747,995

Liabilities and equity:
Liabilities:
Current liabilities:
Short-term debt	$17,076	$6,684
Accounts payable	1,131,228	796,978
Accrued expenses and other current liabilities	210,180	148,049

Total current liabilities	1,358,484	951,711

Long-term debt	24,566	9,925
Other long-term liabilities	56,836	53,110
Total liabilities	1,439,886	1,014,746

Equity:
World Fuel shareholders' equity	1,127,208	733,021
Noncontrolling interest (deficit) equity	(644)	228
Total equity	1,126,564	733,249

Total liabilities and equity	$2,566,450	$1,747,995

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Year ended
	December 31,		December 31,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income including noncontrolling interest	$39,238	$34,704	$146,503	$117,563
Adjustments to reconcile net income including
noncontrolling interest to net cash (used in)
provided by operating activities:
Depreciation and amortization	6,013	3,829	19,106	16,956
Provision for bad debt	1,100	1,856	4,262	4,552
Share-based payment award compensation costs	2,351	1,726	8,789	6,480
Other	(5,668)	2,790	(8,969)	7,808
Changes in assets and liabilities, net of acquisitions	(45,760)	(84,139)	(205,389)	(75,438)
Total adjustments	(41,964)	(73,938)	(182,201)	(39,642)
Net cash (used in) provided by operating activities	(2,726)	(39,234)	(35,698)	77,921

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(131,792)	-	(177,807)	(51,982)
Other	(4,585)	(4,612)	(2,485)	(9,846)
Net cash used in investing activities	(136,377)	(4,612)	(180,292)	(61,828)

Cash flows from financing activities:
Proceeds from sale of equity shares, net of expenses	-	-	218,816	-
Other	(12,822)	(6,257)	(28,865)	(34,436)
Net cash (used in) provided by financing activities	(12,822)	(6,257)	189,951	(34,436)

Effect of exchange rate changes on cash and
cash equivalents	(51)	442	89	2,834

Net decrease in cash and cash equivalents	(151,976)	(49,661)	(25,950)	(15,509)

Cash and cash equivalents, at beginning of period	424,869	348,504	298,843	314,352

Cash and cash equivalents, at end of period	$272,893	$298,843	$272,893	$298,843

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Year ended
	December 31,		December 31,
	2010	2009	2010	2009

Non-GAAP financial measures and reconciliation:

GAAP net income attributable to World Fuel	$39,430	$34,495	$146,865	$117,139
Share-based compensation expense, net of taxes	2,507	1,485	7,111	4,729
Intangible asset amortization expense, net of taxes	2,157	1,499	6,739	5,986
Non-GAAP net income attributable to World Fuel	$44,094	$37,479	$160,715	$127,854

GAAP diluted earnings per share	$0.56	$0.57	$2.31	$1.96
Share-based compensation expense, net of taxes	0.04	0.02	0.11	0.07
Intangible asset amortization expense, net of taxes	0.03	0.02	0.11	0.10
Non-GAAP diluted earnings per share	$0.63	$0.61	$2.53	$2.13

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Year ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue:
Aviation segment	$2,124,829	$1,352,779	$7,132,749	$4,049,565
Marine segment	2,489,642	1,850,133	9,220,998	6,040,643
Land segment	1,214,306	342,329	2,777,400	1,204,969
	$5,828,777	$3,545,241	$19,131,147	$11,295,177

Gross profit:
Aviation segment	$58,039	$49,073	$215,130	$163,730
Marine segment	41,557	41,261	165,344	168,890
Land segment	24,051	11,622	61,667	42,971
	$123,647	$101,956	$442,141	$375,591

Income from operations:
Aviation segment	$31,392	$24,859	$118,351	$75,462
Marine segment	20,009	23,597	84,656	97,636
Land segment	8,586	3,063	15,948	10,778
	59,987	51,519	218,955	183,876
Corporate overhead	11,397	7,629	38,089	29,881
	$48,590	$43,890	$180,866	$153,995

CONTACT:
World Fuel Services Corporation
Ira M. Birns,
Executive Vice President & Chief Financial Officer
or
Francis X. Shea, 305-428-8000
Executive Vice President & Chief Risk and Administrative Officer